INDEPENDENT AUDITORS' REPORT ON SCHEDLUE AND CONSENT

The Board of Directors and Stockholders
Royal Grip, Inc.:

The audit referred to in our report dated February 24, 1995 included the related consolidated financial statement schedule as of December 31, 1994. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audit. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the Registration Statements No. 33-99944, No. 33-69212, No. 33-69222, No. 33-81742 on Form S-8 of Royal Grip,
Inc. of our report dated February 24, 1995, relating to the consolidated statements of operations, stockholders' equity and cash flows and related schedule of Royal Grip, Inc. and subsidiaries for the year ended December 31, 1994, which report appears in the December 31, 1996 Annual Report on Form 10-K of Royal Grip, Inc.


                                        KPMG PEAT MARWICK LLP

Phoenix, Arizona
April 14, 1997